UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):          October 13, 2005          _______

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In connection with a transfer of the Florida Public Utilities Company (the “Company”) 401(k) plan (the “Plan”) investments, trustee and recordkeeping services, participants in the Plan were temporarily unable to direct or diversify investments in their accounts, obtain a loan from the Plan or obtain a distribution from the Plan. The period during which participants were unable to exercise these rights otherwise available under the Plan constitutes a “blackout period.” The Company’s common stock fund in the Plan was subject to this blackout period. Commencing on October 13, 2005 pursuant to Regulation BTR, Florida Public Utilities Company (the “Company”) gave notice to its directors and executive officers of the existence of a blackout period under the Plan. The Company also advised participants in the Plan of the blackout period.

The blackout period began on November 18, 2005 and ended on December 7, 2005. Participants, directors or executive officer of the Company, or any interested person, may obtain information regarding the blackout period by contacting George M. Bachman, Corporate Secretary and Chief Financial Officer, 401 South Dixie Highway, West Palm Beach, Florida 33401, telephone 561-838-1731.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY

Date: May 19, 2006	By:	/s/ George M. Bachman
Name: George M. Bachman Title: Chief Financial Officer

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